As filed with the Securities and Exchange Commission on June 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under the Securities Act of 1933

WORLD OMNI AUTO RECEIVABLES TRUSTS

(Issuer of the securities)

WORLD OMNI AUTO RECEIVABLES LLC

(Grantor of the trusts described herein)

(Exact name of registrant as specified in its charter)

Delaware	52-2184798
(Registrant’s State or other jurisdiction of	(Registrant’s I.R.S. Employer
incorporation or organization)	Identification No.)

World Omni Auto Receivables LLC	Patrick C. Ossenbeck
190 Jim Moran Blvd.	World Omni Auto Receivables LLC
Deerfield Beach, Florida 33442	190 Jim Moran Blvd.
(954) 429-2200	Deerfield Beach, Florida 33442
(Address, including zip code, and telephone number,	(954) 429-2200
including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Jeffrey O’Connor	Reed Auerbach
Kirkland & Ellis LLP	McKee Nelson LLP
200 East Randolph Drive	5 Times Square, 35th Floor
Chicago, Illinois 60601	New York, New York 10036
(312) 861-2000	(917) 777-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant in light of market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-100621

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Auto Receivables Asset Backed Securities	$138,125,000	100%	$138,125,000	$17,500.44

(1)	Estimated solely for purposes of calculating the registration fee.

EXPLANATORY NOTE

This registration statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits filed herewith. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-100621) filed by World Omni Auto Receivables LLC with the Securities and Exchange Commission (the “Commission”) on October 18, 2002 as amended by pre-effective amendment No. 1 on January 30, 2003 and declared effective by the Commission on January 31, 2003, including the exhibits thereto, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant on its own behalf certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Deerfield Beach, State of Florida, on June 28, 2004.

WORLD OMNI AUTO RECEIVABLES LLC

as grantor of the World Omni Auto Receivables Trusts and Registrant

/S/    PATRICK C. OSSENBECK

By:

Patrick C. Ossenbeck

Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 28, 2004, by the following persons in the capacities indicated.

Signatures	Capacity

* Brent D. Burns	President and Director (Principal executive officer)

* Frank A. Armstrong	Group Vice President and Director

* Patrick C. Ossenbeck	Treasurer (Principal financial and accounting officer)

* Colin W. Brown	Director

* Bernard J. Angelo	Director

* Andrew L. Stidd	Director

*By:              /s/    PATRICK C. OSSENBECK

Patrick C. Ossenbeck

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP with respect to legality

8.1	Opinion of Kirkland & Ellis LLP with respect to certain tax matters

23.1	Consent of Kirkland & Ellis LLP (included in opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of registration statement No. 333-100621).

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